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                                                                    Exhibit 2(r)

                    NEW COLONY INVESTMENT TRUST (THE "TRUST")

                   SENTRY SELECT CAPITAL CORP. (THE "ADVISER")

              R.N. CROFT FINANCIAL GROUP, INC. (THE "SUB-ADVISER")

                                 CODE OF ETHICS


1.       STATEMENT OF GENERAL PRINCIPLES

                  This Code of Ethics ("Code") expresses the policy and procedures of the Trust, the Adviser and the Sub-Adviser and any of their affiliated entities with respect to any registered investment company that has engaged them as investment adviser within the meaning of Rule 17j-1 under the Investment Company Act of 1940 (the "Act").

                  Rule 17j-l makes it unlawful for certain persons in connection with the purchase or sale of securities, to, among other things, engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a registered investment company. In compliance with Rule 17j-1, this Code contains provisions that are reasonably necessary to eliminate the possibility of any such conduct.

                  When Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code's specific provisions:

               A. At all times, the interests of the shareholders of the relevant registered investment company must be paramount;

               B. Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest (or the appearance thereof); and

               C. No inappropriate advantage should be taken of any position of trust and responsibility.

2.       DEFINITIONS

                  "Access Person" shall mean an Advisory Person, or a director, officer or employee of the Adviser/Sub-Adviser, or a director, officer or employee of a Fund who is also a director, officer or employee of the Adviser/Sub-Adviser.

                  "Advisory Person" shall mean any employee of the Adviser/Sub-Adviser (or any entity in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales of a Security for a Fund, and shall include any natural person in a control relationship with a Fund or the Adviser/Sub-Adviser who obtains information concerning recommendations made regarding the purchase or sale of a Security for a Fund.

                  "Beneficial ownership" shall have the same meaning as set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). Subject to the specific provisions of that Rule, it shall generally mean having directly or

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indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a Security.

                  "Board" shall mean the board of directors or board of trustees or other appropriate governing body of a Fund.

                  "Compliance Officer" shall mean the compliance officer appointed by a registered investment company that has engaged the Adviser/Sub-Adviser as such.

                  "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the Act.

                  "Fund" shall mean any registered investment company, with respect to which the Adviser/Sub-Adviser serves in such capacity.

                   "Investment Personnel" means the Portfolio Manager and those persons who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager's investment decisions (e.g., securities analysts and traders) and shall also include any natural person in a control relationship with the Adviser/Sub-Adviser who obtains information concerning recommendations to a Fund with regard to a purchase or sale of a Security.

                  "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, as amended (the "Securities Act"), by or for an issuer of such Securities which immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

                   "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security. "Indirect pecuniary interest" of an individual includes, but is not limited to, an interest in a Security held by members of such individual's immediate family who share such individual's household, including his or her spouse, children and stepchildren, parents, grandparents, brothers and sisters, and in-laws.

                  "Portfolio Manager" shall mean those persons who have direct responsibility and authority to make investment decisions for a Fund.

                  "Private Offering" shall mean a transaction in Securities that is exempt from registration under Section 5 of the Securities Act pursuant to
Section 4(2) or Section 4(6) of such Act or Regulation D or Rule 144A promulgated thereunder.

                  "Restricted List" shall mean the list maintained by the Compliance Officer of all issuers of Securities in the economic sectors in which the Adviser/Sub-Adviser focuses its investment and advisory activities. The Restricted List may include general listings (e.g., all pharmaceuticals issuers) or listings of specific issuers or both, at all times in the discretion of the Compliance Officer.

                  "RIC" shall mean any registered investment company with respect to which the Adviser/Sub-Adviser serves in an advisory capacity.

                   "Security" shall have the same meaning as that set forth in
Section 2(a)(36) of the Act and generally shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest


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in oil, gas or other mineral rights, any put, call, straddle, option on any security or index of securities, or generally any interest or instrument commonly known as a "security" or any certificate of participation, warrant or right to subscribe or purchase any of the foregoing. Security does not include securities issued by the U.S. Government, money-market instruments, or shares of registered open-end investment companies (mutual funds).

                  The "purchase or sale of a Security" includes, among other things, the buying, selling, or writing of an option to purchase or sell a Security.

3.       PROHIBITED ACTIVITIES

                  The prohibitions described below will only apply to a transaction in a Security as to which the designated person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in such Security ("Securities Transaction").

                  A. Preclearance: No Access Person shall execute a Securities Transaction in a Security on the Restricted List without obtaining the prior written consent of the Compliance Officer. Furthermore, should written consent be given, Investment Personnel are required to disclose such investment when participating in the Advisor's subsequent consideration of an investment in Securities of the same issuer on behalf of a Fund. In such circumstances, the Fund's decision to purchase Securities of such issuer should be subject to an independent review by the Compliance Officer or president of the Adviser/Sub-Adviser. If the Compliance Officer or president has a personal interest in the issuer, such person shall disqualify him or herself from participation in this review.

                  B.       Blackout Trading Periods

                           (i) Access Persons. No Access Person shall execute a
                  Securities Transaction in a Security on the Restricted List on a day when a Fund has a pending buy or sell order in that Security until the Fund's order is executed or withdrawn. No Access Person shall engage in a short sale of such a Security in which the Fund holds a position.

                           (ii) Advisory Persons. Within the seven day period
                  before a Fund trades in a Security on the Restricted List, no Advisory Person shall execute a Securities Transaction in that Security. (Recognizing that most Securities Transactions by Advisory Persons will only inadvertently fall within the seven day period before a Fund trades in a Security on the Restricted list, such Securities Transactions by Advisory Persons will not be deemed violations of this Code provided that the Advisory Person complies with the remedial procedures outlined in this paragraph.) Within the seven day period after a Fund trades in a Security on the Restricted List, no Advisory Person shall execute a Securities Transaction in that Security that is opposite to the transaction executed by that Fund (i.e., Advisory Person buys and Fund sells or Advisory Person sells and Fund buys). If an Advisory Person executes a Securities Transaction in a Security on the Restricted List during the relevant blackout trading periods, such Advisory Persons shall write a check to the Adviser/Sub-Adviser for the amount of any better price obtained by the Advisory Person on the Securities Transaction over the price obtained for the Fund, and the Adviser/Sub-Adviser shall donate such check to charity. If the Advisory Person executed a Securities Transaction in a Security


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                  on the Restricted List opposite to the transaction executed by the Fund, the Compliance Officer shall determine an appropriate remedial action, which may include a monetary fine, rescission of the Securities Transaction or other suitable action.

                 C. Initial Public Offerings: No Access Person shall acquire any securities in an Initial Public Offering, directly or indirectly, without the prior written consent of the Compliance Officer or the president of the Adviser/Sub-Adviser.

                  D. Private Offerings: No Access Person shall acquire any securities in a Private Offering without the prior written consent of the Compliance Officer or the president of the Adviser/Sub-Adviser. Furthermore, should written consent be given, Investment Personnel are required to disclose such investment when participating in the Advisor's subsequent consideration of an investment in such issuer on behalf of a Fund. In such circumstances, the Fund's decision to purchase securities of such issuer should be subject to an independent review by the Compliance Officer or president of the Adviser/Sub-Adviser. If the Compliance Officer or president has a personal interest in the issuer, such person shall disqualify him or herself from participation in this review.

                   E. Gifts - Investment Personnel: Investment Personnel shall not receive any gift or other benefit of more than $100 in value from any person or entity that does business with or on behalf of a Fund. Notwithstanding this general prohibition, the receipt of admission to sporting or other entertainment events or dining is not prohibited; provided that the receipt of any such benefit shall be promptly reported to the Compliance Officer, and records of each such benefit shall be maintained by the Compliance Officer for such period as he or she shall deem appropriate. The Compliance officer shall periodically review these records to identify any potentially abusive pattern of conduct.

                  F. Service as a Director in a Publicly Traded Company - Investment Personnel: Investment Personnel shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the president of the Adviser/Sub-Adviser or the Compliance Officer, based upon a determination that such board service would be consistent with the interests of each Fund and its shareholders.

                  G. Receipt of Director's Compensation: Compensation received in connection with an Access Person's service on the board of directors of any company, whether public or private, in which the Adviser/Sub-Adviser has invested or is considering for investment in the future (in each case, either on its own behalf or on behalf of any advisory client) shall be considered the property of the Adviser/Sub-Adviser and/or the applicable advisory client(s) and not that of the Access Person. Any such compensation shall be allocated among the Adviser/Sub-Adviser and the applicable advisory clients on a fair and equitable basis as agreed between the Adviser/Sub-Adviser and each such client; provided, however, that any amount allocable to a RIC client shall be allocated in full to the Fund pro rata in proportion with the RIC's share of the total investment in the company by the Adviser/Sub-Adviser and its clients as of the last business day of the period with respect to which the compensation is payable. In addition, any such compensation shall be the standard, flat compensation proposed by the company and shall not be dependent on the performance of the company (except to the


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         extent that such compensation includes securities of the company) or the size of the investment in the company by the Adviser/Sub-Adviser and its advisory clients.

                  H. Material Non-Public Information: No Access Person may purchase or sell any Security, or be involved in any way in the purchase or sale of a Security, while in possession of material non-public information about the Security or its issuer, regardless of the manner in which such information was obtained.

                           (i) This prohibition covers transactions for clients,
                  as well as Securities Transaction for personal accounts.

                           (ii) Access Persons possessing material non-public
                  information may not disclose such information to any person other than the Compliance Officer or president of the Adviser/Sub-Adviser, except to the extent authorized by such person. Disclosing non-public material information to others is known as "tipping" and is prohibited. An Access Person who believes he or she is in possession of material non-public information should promptly contact the Compliance Officer or president of the Adviser/Sub-Adviser to discuss the issue and should take appropriate steps (e.g., sealing files, limiting computer access) to secure such information where practicable.

                           (iii) Non-public information includes corporate
                  information, such as undisclosed financial information about a corporation, and market information, such as a soon-to-be-published article about a corporation. Material information is information which an investor would consider important in making an investment decision and which would substantially affect the market price of a security if disclosed.

                  I. Outside Employment: No Access Person may render investment advice to persons other than the Advisor's clients, unless the advisory relationship, including the identity of those involved and any fee arrangements, has been disclosed to and approved by the Adviser/Sub-Adviser. All Securities Transaction for such outside advisory clients are also subject to the substantive restrictions of
         Section 3 hereof and the reporting and preclearance requirements of Sections 3 and 5 hereof.



4.       EXEMPTED TRANSACTIONS

                  The prohibitions of Sections 3A and B of this Code shall not apply to:

                  A. Purchases or sales effected in any account over which the Access Person or Advisory Person has no direct or indirect influence or control, or in any account of the Access Person or Advisory Person which is managed on a discretionary basis by a person other than such Access Person or Advisory Person and with respect to which such Access Person or Advisory Person does not in fact influence or control such transactions.

                  B. Purchase or sale of a Security that is non-volitional on the part of the Access Person, Advisory Person or Fund.

                  C. Purchases that are part of an automatic dividend reinvestment plan.



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                  D. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  E. Any investment quality fixed income Securities Transaction involving $100,000 principal amount or less if the Access Person or Advisory Person has no prior knowledge of such Securities Transaction by the Fund.

                  F. The receipt by (or attribution of beneficial ownership to) the Access Person or Advisory Person of Securities on the Restricted List as a result of a distribution of such Securities to the Access Person or Advisory by any collective investment vehicle as to which such Access Person or Advisory Person has a beneficial interest; provided that the decision to distribute such Securities, as opposed to cash or other consideration, was solely that of the investment vehicle. Subsequent Securities Transactions involving the distributed Securities shall be covered by the applicable prohibitions of this Code.

                  The prohibitions of Section 3H of this Code shall not apply to purchases or sales of any Security which the Compliance Officer of the Adviser/Sub-Adviser, following his or her review of the terms of such proposed purchase or sale, has previously determined will not be carried out "on the basis" of any material non-public information about the Security or its issuer within the meaning of Rule 10b-5 of the Securities Exchange Act.

5.       COMPLIANCE PROCEDURES

                  A. The Compliance Officer shall periodically identify all Access Persons and inform such Access Persons of their reporting and compliance obligations under this Code of Ethics. The Compliance Officer shall maintain and update the Restricted List and periodically distribute the Restricted List to Access Persons. The Compliance Officer shall promptly inform Access Persons of any changes to the Restricted List.

                  B. Each Access Person shall report to the Compliance Officer Securities Transactions in which such Access Person has, or by reason of such transaction acquires or disposes of, any direct or indirect Beneficial Ownership in a Security. Such reports shall be made no later than ten business days after the end of the calendar quarter in which the transaction(s) were effected, and shall include the following information with respect to Securities Transactions during the quarter:

                           (i) the date of the transaction, the name of the
                  Security, and the number of shares or the principal amount of each Security Transaction;

                           (ii) the nature of the transaction (i.e., purchase,
                  sale, or any other type of acquisition or disposition);

                           (iii) the price at which the transaction was
                  effected;

                           (iv) the name of the broker, dealer or bank with or
                  through which the transaction was effected; and

                           (v) the date of approval of the transaction and the
                  person who approved it, if approval is required by Section 3.A above.





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                  C. All Access Persons shall direct their broker(s) to supply to the Compliance Officer, at the same time that they are sent to the Access Persons, duplicate copies of confirmations of all personal Securities Transactions and copies of periodic statements for all securities accounts, whether such accounts are currently existing or established in the future.

                  D. Whenever a person designated as Investment Personnel recommends that a Fund purchase or sell a Security, he or she shall, if applicable, disclose to the person to whom the recommendation is made, as well as to the Compliance Officer, that he or she presently holds such Security in, or that he or she is considering the purchase or sale of such Security for, an account in which he or she has any direct or indirect beneficial interest.

                  E. Not later than ten days after a person becomes an Access Person, and thereafter on an annual basis, Access Persons shall disclose all personal securities holdings and all their accounts with any broker or dealer. On an annual basis Access Persons will be sent a copy of the list of such Access Person's securities accounts in which he or she has a beneficial ownership interest to verify its accuracy and make any necessary additions or deletions. Access Persons shall immediately notify the Compliance Officer upon establishing any account with a securities or derivatives dealer or broker.

                  F. All personal matters relating to this Code discussed with the Compliance Officer or the president, and all preclearance materials, confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the Board of a Fund, the Adviser/Sub-Adviser and the appropriate regulatory agencies.

                  G. An Access Person shall immediately report to the Compliance Officer any actual or potential violation of this Code of which the Access Person becomes aware.

                  H. The requirements of Sections 5B and E of this Code shall not apply to Independent Trustees.

6.       ANNUAL CERTIFICATION

                  On an annual basis Access Persons will be sent a copy of this Code for their review. Access Persons will be asked to certify that they have read and understand this Code and recognize that they are subject hereto. Access Persons will be further asked to certify annually that they have read the Code and will comply its provisions.

7.       CONFIDENTIAL STATUS OF A FUND'S PORTFOLIO

                  The current portfolio positions of each Fund and current portfolio transactions, programs and analyses must be kept confidential. If non-public information regarding a Fund's portfolio should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless to do so is properly part of his or her employment duties.

8.       COMPLIANCE REVIEW

                  The Compliance Officer shall bring any questionable Securities Transactions or potential violations of this Code to the attention of the president of the Adviser/Sub-Adviser. Before making any determination that a violation has been committed by any person, the


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president shall give such person an opportunity to supply additional information regarding the Securities Transaction or potential violation in question.

9.       SANCTIONS

                  The Adviser/Sub-Adviser may impose such sanctions as it deems appropriate, including inter alia, a letter of censure, suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from any Securities Transaction in violation of this Code.

10.      BOARD REVIEW

                  The Compliance Officer shall provide annually to the Board of each RIC a copy of the existing Code and shall provide periodically any amendments of this Code. The Compliance Officer shall submit annually to the Board of each RIC a written report that:

                  A. Describes any issues arising under this Code or its procedures since the last report to the Board, including, but not limited to, information about material violations of this Code or its procedures and sanctions imposed in response to the material violations; and

                  B. Certifies that the Adviser/Sub-Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

11.      RECORDKEEPING

                  The Compliance Officer shall maintain, effective with the adoption of this Code, at the Advisor's principal place of business, the following records and shall make these records available to the Securities and Exchange Commission and its representatives upon their request:

                  A. A copy of each Code in effect during the past five years.

                  B. A record of any violation (and the action taken in response thereto) during the past five years.

                  C. A copy of each Access Person's reports filed in the past five years.

                  D. A record of all Access Persons in the past five years.

                  E. A copy of the written reports to the Board made in the past five years.

                  F. A record of preclearance requests and their disposition, including the reasons for pre-approving transactions in Initial Public Offerings, Private Offerings or Securities on the Restricted List during the past five years.

                  G. A copy of each Restricted List in effect during the past five years.




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                   NEW COLONY INVESTMENT TRUST AND AFFILIATES
                                 CODE OF ETHICS
                                  CERTIFICATION



I have read the Code of Ethics of New Colony Investment Trust, Sentry Select Capital Corp., R.N. Croft Financial Group, Inc. and their affiliates in its entirety, and I agree to fully comply with all of its provisions that are applicable to me.



Dated: November 18, 2002



Signed:
        ------------------------------------------------------



Print Name:
             ----------------------------------------------------------

(-/02)


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



                   SENTRY SELECT CAPITAL CORP. AND AFFILIATES
                                 CODE OF ETHICS
                                  CERTIFICATION



I have read the Code of Ethics of New Colony Investment Trust, Sentry Select Capital Corp. and R.N. Croft Financial Group, Inc. and their affiliates in its entirety, and I agree to fully comply with all of its provisions that are applicable to me.



Dated: November 18, 2002



Signed:
        ------------------------------------------------------



Print Name:
             ----------------------------------------------------------

(-/02)





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                 R.N. CROFT FINANCIAL GROUP, INC. AND AFFILIATES
                                 CODE OF ETHICS
                                  CERTIFICATION



I have read the Code of Ethics of New Colony Investment Trust, Sentry Select Capital Corp. and R.N. Croft Financial Group, Inc. and their affiliates in its entirety, and I agree to fully comply with all of its provisions that are applicable to me.



Dated: November 18, 2002



Signed:
        ------------------------------------------------------



Print Name:
             ----------------------------------------------------------